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                                                                    Exhibit 99.1

[CDA LOGO]

         CONSUMER DIRECT OF AMERICA
             3901 Meadows Lane
            Las Vegas, NV 89107
Phone: 702-259-1700      Fax: 702-259-1798
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July 24, 2003

Dear Shareholder:

This letter is to inform you that Continental Stock Transfer Company has been appointed transfer agent and registrar for the common stock of Consumer Direct of America. Effective July 15, 2003. The change in transfer agent and registrar to Continental has no effect on your current share holdings. There is no need for you to exchange any share certificates or take any other action at this time because of this change.

Effective immediately all change of address requests, other instructions and questions relating to your account should be addressed to:

    Continental Stock Transfer Company
    17 Battery Place 8TH Floor
    New York, NY 10004
    212/509 4000

If you have any questions regarding this change, please contact
Joseph A. Cosio-Barron at phone number or address on this letterhead.

Sincerely,

/s/ Michael A. Barron
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Michael A. Barron
Chief Executive Officer

Cc: Continental Stock Transfer Company